Exhibit  99.1


           WORKSTREAM INC. ANNOUNCES FISCAL THIRD QUARTER 2006 RESULTS

             COMPANY CONTINUES TO BUILD OUT MARKET LEADING OFFERING,
                     COMPLETES ACQUISITION OF EXXCEED, INC.


OTTAWA, ON, - MARCH 30, 2006 - WORKSTREAM INC. (NASDAQ - WSTM), a leading provider of On-Demand Enterprise Workforce Management software, today announced its fiscal third quarter financial results for the period ended February 28, 2006. All figures are in U.S. dollars.

Workstream reported third quarter 2006 revenue of $6,735,000 compared to $7,200,000 in the preceding quarter and $6,875,000 for the same period last year, a decrease of 6% and 2% respectively. The decrease from both prior periods was substantially a result of a decrease in professional services revenue in excess of the steadily increasing recurring software revenue base.

Margin improvements mitigated the temporary revenue shortfall and resulted in third quarter 2006 gross profit of $4,965,000 or 74% of revenues which was just ahead of the previous quarter's gross profit of $4,956,000 or 69% of revenues and also up slightly compared to $4,905,000 or 71% of revenues for the third quarter 2005.

The Company's EBITDA loss was $(1,862,000) or $(0.04) per share for the third quarter 2006 compared to EBITDA loss of $(1,718,000) or $(0.03) per share for the second quarter of 2006 and an EBITDA loss of $(1,404,000) or $(0.03) per share for the third quarter 2005. (GAAP Reconciliation shown below.) The net loss for the third quarter 2006 was $(3,419,000) or $(0.07) per share compared to a net loss of $(3,554,000) or $(0.08) per share for the same period last year. The increase in the EBITDA loss and net loss compared to prior year's third quarter was driven principally by higher research and development costs, which were partially funded by lower general and administrative expenses, as well as approximately $280,000 of incremental expenses associated with a small acquisition consummated in January of 2006. Additionally, last year's net loss was reduced by a deferred tax benefit associated with the recovery of income taxes.

Revenue for the nine months ended February 28, 2006 was $20,277,000 compared to $19,742,000 for the same period last year, an increase of $535,000 or 3%. Gross profit was $14,206,000 or 70% of revenues compared to $14,506,000 or 73% of revenues for the same period last year.

For the nine months ended February 28, 2006, the net loss was $(10,560,000) or $(0.21) per share compared to a net loss of $(8,912,000) or $(0.21) per share for the same period last year. For the nine months ended February 28, 2006, the Company's EBITDA loss was $(5,554,000) or $(0.11) per share compared to EBITDA loss of $(3,634,000) or $(0.09) per share for the same period last year. (GAAP Reconciliation shown below.)

FISCAL THIRD QUARTER HIGHLIGHTS:

The following highlights either occurred or were announced since Workstream Inc.'s last earnings statement:

      o     DRS Technologies selects entire Workstream TalentCenter offering;
      o     Workstream  acquires  the assets of  Exxceed,  Inc.  a  provider  of
            performance   management,   competency   management  and  succession
            planning software;

      o Workstream launches Workstream Recruitment 6.0, Workstream Performance 6.0, Workstream Communicator 6.0 and Workstream Development 6.0;
      o 6FigureJobs, Workstream's leading online executive career portal receives WEDDLES 2006 Users Choice award; and
      o     Workstream named Deloitte Fast 500 for North America in 2005.

MANAGEMENT COMMENTARY:

"We continue to make excellent progress on our product development objectives and have considerably added to or enhanced our TalentCenter suite of products as evidenced by the four different product releases during the quarter," said Michael Mullarkey, Chairman and CEO of Workstream Inc. "Completing the strategic acquisition and rapid integration of Exxceed, Inc. helped us to meet those objectives by providing us with an integrated on-demand performance, competency, development and succession planning set of products, as well as more than 40 new clients and a beachhead in a new market for the Company - the Federal Government".

Stephen Lerch, Chief Operating and Financial Officer added, "We anticipate that recent organizational realignments and changes to our sales and distribution process along with active management of our professional services staff utilization as we begin work on a number of previously delayed customer projects will have a near-term positive impact on revenue. We continue to manage our operating expenses and cash reserves closely as we work through our product initiatives and remain singularly focused on our goal of achieving cash flow positive results of operations."

Management  will host a  conference  call  today at 5:00 p.m.  EST.  The dial in number to participate in the call is 866-898-9626 for North American participants and 800-8989-6323 for those outside of North America. The instant replay number for the call will be available until April 6, 2006 by calling 800-408-3053 access code 3177700#.

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non-recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

ABOUT WORKSTREAM INC.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. Workstream services customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:


INVESTOR RELATIONS:
Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 8263
Email:  tammie.brown@workstreaminc.com

WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS

                                                         February 28, 2006   May 31, 2005
                                                         --------------------------------
                                                            (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                               $   6,332,043    $  11,811,611
   Restricted cash                                             3,024,369        3,063,368
   Short-term investments                                        273,839          312,322
  Accounts receivable, net                                     4,036,557        3,409,654
  Prepaid expenses and other assets                              584,057          648,539
                                                           -------------    -------------
         Total current assets                                 14,250,865       19,245,494
Property and equipment, net                                    1,774,900        1,224,332
Other assets                                                      89,749           89,570
Acquired intangible assets, net                                9,509,120       12,814,525
Goodwill                                                      44,721,859       42,283,442
                                                           -------------    -------------

TOTAL ASSETS                                               $  70,346,493    $  75,657,363
                                                           =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                        $   2,558,488    $   2,520,038
   Accrued liabilities                                         2,096,825        1,568,306
   Line of credit                                              2,409,600        2,326,612
   Accrued compensation                                        1,610,560        1,005,950
   Note payable                                                  500,000               --
   Current portion of long-term obligations                      415,943        1,738,966
   Deferred revenue                                            4,945,672        3,288,964
                                                           -------------    -------------
         Total current liabilities                            14,537,088       12,448,836
Long-term obligations                                            350,424          192,258
Deferred revenue                                                 308,875           77,156
Accrued compensation                                             119,769               --
                                                           -------------    -------------
               Total liabilities                              15,316,156       12,718,250

Commitments and contingencies                                         --               --

STOCKHOLDERS' EQUITY
   Common stock, no par value: 50,734,178 and 49,182,772
        shares issued and outstanding, respectively          111,607,994      109,019,358
   Additional paid-in capital                                  7,506,376        7,506,376
   Accumulated other comprehensive loss                         (865,301)        (928,303)
   Accumulated deficit                                       (63,218,732)     (52,658,318)
                                                           -------------    -------------
Total stockholders' equity                                    55,030,337       62,939,113
                                                           -------------    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  70,346,493    $  75,657,363
                                                           =============    =============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three Months ended              Nine Months ended
                                                      February 28,                     February 28,
                                                 2006            2005             2006           2005
                                             ----------------------------    ----------------------------
Enterprise Workforce Services                $  4,941,544    $  4,947,814    $ 14,771,734    $ 12,996,054
Career Networks                                 1,793,501       1,926,921       5,505,246       6,745,634
                                             ------------    ------------    ------------    ------------
     Revenues, net                              6,735,045       6,874,735      20,276,980      19,741,688
Cost of revenues (exclusive of
    depreciation and amortization expense)      1,769,796       1,969,529       6,070,601       5,235,852
                                             ------------    ------------    ------------    ------------
         Gross profit                           4,965,249       4,905,206      14,206,379      14,505,836
                                             ------------    ------------    ------------    ------------

Operating expenses:
Selling and marketing                           1,813,258       1,699,207       4,872,880       5,222,852
General and administrative                      3,606,542       4,064,096      11,071,267      11,691,880
Research and development                        1,407,341         545,478       3,816,118       1,225,321
Amortization and depreciation                   1,570,251       2,292,066       5,031,209       6,056,961
                                             ------------    ------------    ------------    ------------
    Total operating expenses                    8,397,392       8,600,847      24,791,474      24,197,014
                                             ------------    ------------    ------------    ------------

                                               (3,432,143)     (3,695,641)    (10,585,095)     (9,691,178)
                                             ------------    ------------    ------------    ------------

Interest and other income                          50,269          97,094         177,774         126,171
Interest and other expense                        (44,727)        (48,534)       (111,738)       (176,572)
                                             ------------    ------------    ------------    ------------
    Other income (expense), net                     5,542          48,560          66,036         (50,401)
                                             ------------    ------------    ------------    ------------

Loss before income tax                         (3,426,601)     (3,647,081)    (10,519,059)     (9,741,579)
Recovery of deferred income taxes                      --          83,017              --         847,920
Current income tax benefit (expense)                7,276           9,713         (41,355)        (18,394)
                                             ------------    ------------    ------------    ------------
NET LOSS FOR THE PERIOD                      $ (3,419,325)   $ (3,554,351)   $(10,560,414)   $ (8,912,053)
                                             ============    ============    ============    ============

Weighted average number of common shares
outstanding                                    49,994,178      46,498,415      49,457,622      41,653,575
                                             ============    ============    ============    ============


Basic and diluted net loss per share         $      (0.07)   $      (0.08)   $      (0.21)   $      (0.21)
                                             ============    ============    ============    ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Nine Months ended February 28,
                                                                    2006            2005
                                                                ------------    ------------
Cash provided by (used in) operating activities:
Net loss for the period                                         $(10,560,414)   $ (8,912,053)
Adjustments to reconcile net loss to net cash used in
       operating activities:
Amortization and depreciation                                      4,991,076       6,024,117

Non-cash interest on convertible notes and notes payable                  --          53,746
Provision for bad debt                                               399,725         577,362
Recovery of deferred income taxes                                         --        (847,920)
Non-cash compensation                                                172,569              --
Non-cash payment to consultants                                       42,061              --
Net change in operating components of working capital:
     Accounts receivable                                             (62,958)       (294,723)
     Prepaid expenses and other assets                               (69,868)        583,680
     Accounts payable and accrued expenses                         1,061,993      (2,598,345)
     Deferred revenue                                                923,030         449,240
                                                                ------------    ------------
Net cash used in operating activities                             (3,102,786)     (4,964,896)
                                                                ------------    ------------

Cash provided by (used in) investing activities:
Proceeds from sale of capital asset                                       --           5,700
Purchase of property and equipment                                  (490,784)       (279,729)
Cash paid for business combinations                                 (500,000)     (8,838,592)
Decrease/(increase) in restricted cash                               298,474        (188,651)
Sale of short-term investments                                        72,699          92,589
                                                                ------------    ------------
Net cash used in investing activities                               (619,611)     (9,208,683)
                                                                ------------    ------------

Cash provided by (used in) financing activities:
Proceeds from exercise of options and warrants                        10,836       1,075,637
Cost related to the registration and issuance of common stock             --        (887,680)
Proceeds from issuance of common stock                                    --      24,993,989
Repayment of long-term obligations                                (1,628,960)       (965,967)
Line of credit, net activity                                         138,696         123,806
                                                                ------------    ------------
Net cash (used in) provided by financing activities               (1,479,428)     24,339,785
                                                                ------------    ------------

Effect of exchange rate changes on cash and cash equivalents        (277,743)         74,376
                                                                ------------    ------------

Net (decrease) increase in cash and cash equivalents              (5,479,568)     10,240,582
Cash and cash equivalents, beginning of period                    11,811,611       4,338,466
                                                                ------------    ------------

Cash and cash equivalents, end of period                        $  6,332,043    $ 14,579,048
                                                                ============    ============

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, DEPRECIATION, AMORTIZATION (EBITDA)

                                                 Three Months ended              Nine Months ended
                                                     February 28,                   February 28,
                                                2006            2005            2006           2005
                                           ----------------------------    -----------------------------
Net loss, per GAAP                         $ (3,419,325)   $ (3,554,351)   $(10,560,414)   $ (8,912,053)
Recovery of deferred income taxes                    --         (83,017)             --        (847,920)
Income tax expense (benefit)                     (7,276)         (9,713)         41,355          18,394
Interest and other expense                       44,727          48,534         111,738         176,572
Interest and other income                       (50,269)        (97,094)       (177,774)       (126,171)
Amortization and depreciation                 1,570,251       2,292,066       5,031,209       6,056,961
                                           ------------    ------------    ------------    ------------
EBITDA  (loss)                             $ (1,861,892)   $ (1,403,575)   $ (5,553,886)   $ (3,634,217)
                                           ============    ============    ============    ============

Weighted average number of common
shares outstanding                           49,994,178      46,498,415      49,457,622      41,653,575
                                           ============    ============    ============    ============


Basic and diluted loss per share, per
GAAP                                       $      (0.07)   $      (0.08)   $      (0.21)   $      (0.21)
                                           ============    ============    ============    ============


 Basic and diluted EBITDA loss per share   $      (0.04)   $      (0.03)   $      (0.11)   $      (0.09)
                                           ============    ============    ============    ============